Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen Equity Premium Advantage Fund
333-123449
811-21731
EXHIBIT B
INVESTMENT SUB-ADVISORY
AGREEMENT
      AGREEMENT made as of this 28th
      day of July, 2005 by and between
      Nuveen Asset Management, a
      Delaware corporation and a federally
      registered investment adviser
      (Manager), and Gateway Investment
      Advisers, L.P., a Delaware limited
      partnership and a federally registered
      investment adviser (Sub-Adviser).
      WHEREAS, Manager serves as the
      investment manager for the Nuveen
      Equity Premium Advantage Fund
      (the Fund), a closed-end
      management investment company
      registered under the Investment
      Company Act of 1940, as amended
      (the 1940 Act) pursuant to an
      Investment Management Agreement
      between Manager and the Fund (as
      such agreement may be modified
      from time to time, the Management
      Agreement); and
      WHEREAS, Manager desires to
      retain Sub-Adviser to furnish
      investment advisory services for a
      certain designated portion of the
      Funds investment portfolio, upon the
      terms and conditions hereafter set
      forth;
      NOW, THEREFORE, in
      consideration of the mutual
      covenants herein contained, the
      parties hereto agree as follows:
1. Appointment.  Manager hereby appoints
2. Sub-Adviser to provide certain sub-
3. investment advisory services to the Fund
4. for the period and on the terms set forth
5. in this Agreement.  Sub-Adviser accepts
6. such appointment and agrees to furnish
7. the services herein set forth for the
8. compensation herein provided.
9. Services to be Performed.  Subject
10. always to the supervision of Funds
11. Board of Trustees and the Manager, Sub-
12. Adviser will furnish an investment
13. program in respect of, make investment
14. decisions for, and place all orders for the
15. purchase and sale of securities for the
16. portion of the Funds investment
17. portfolio allocated by Manager to Sub-
18. Adviser, all on behalf of the Fund and as
19. described in the Funds initial registration
20. statement on Form N-2 as declared
21. effective by the Securities and Exchange
22. Commission, consistent with the
23. investment objectives and restrictions of
24. the Fund described therein and as they
25. may subsequently be changed by the
26. Funds Board of Trustees and publicly
27. described and as the Sub-Adviser is
28. notified of such changes.  In the
29. performance of its duties, Sub-Adviser
30. will satisfy its fiduciary duties to the
31. Fund, will monitor the Funds
32. investments in securities selected for the
33. Fund by the Sub-Adviser hereunder, and
34. will comply with the provisions of the
35. Funds Declaration of Trust and By-laws,
36. as amended from time to time, and the
37. investment objectives, policies and
38. restrictions of the Fund, to the extent the
39. Sub-Adviser has been notified of such
40. objectives, policies and restrictions.
41. Manager will provide Sub-Adviser with
42. current copies of the Funds Declaration
43. of Trust, By-laws, prospectus and any
44. amendments thereto, and any written
45. objectives, policies, procedures or
46. limitations not appearing therein as they
47. may be relevant to Sub-Advisers
48. performance under this Agreement.
49. Sub-Adviser and Manager will each
50. make its officers and employees
51. available to the other from time to time
52. at reasonable times to review investment
53. policies of the Fund and to consult with
54. each other regarding the investment
55. affairs of the Fund.  Sub-Adviser will
56. report to the Board of Trustees and to
57. Manager with respect to the
58. implementation of such program.
Manager shall arrange for the Funds
custodian to forward to Sub-Adviser or
Sub-Advisers designated proxy agent on
a timely basis copies of all proxies and shareholder communications relating to securities in which assets of the Funds investment portfolio allocated by
Manager to Sub-Adviser are invested.
The Sub-Adviser will vote all such
proxies delivered to Sub-Adviser or Sub-
Advisers designated proxy agent
consistent with the Sub-Advisers proxy
voting guidelines and the best interests of the fund. The sub adviser will maintain appropriate records detailing its voting of proxies on behalf of the Fund and upon reasonable request will provide a report setting forth the proposals voted on and how the Funds shares were voted, including the name of the corresponding issuers.
Sub-Adviser is authorized to select the
brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Funds orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. It is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund, or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-
Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-
Advisers overall responsibilities with
respect to its accounts, including the
Fund, as to which it exercises investment discretion. In addition, if in the judgment of the Sub-Adviser, the Fund would be benefited by supplemental services, the Sub-Adviser is authorized to pay spreads or commissions to brokers or dealers furnishing such services in excess of spreads or commissions that another broker or dealer may charge for the same transaction, provided that the Sub-
Adviser determined in good faith that the commission or spread paid was reasonable in relation to the services provided. The Sub-Adviser will properly communicate to the officers and trustees of the Fund such information relating to transactions for the Fund as they may reasonably request. In no instance will portfolio securities be purchased from or sold to the Manager, Sub-Adviser or any affiliated person of the Fund, Manager, or Sub-Adviser, except as may be permitted under the 1940 Act.
Sub-Adviser further agrees that it:
a) will use the same degree of skill and
b) care in providing such services as it
c) uses in providing services to
d) fiduciary accounts for which it has
e) investment responsibilities;
f) will conform to all applicable Rules
g) and Regulations of the Securities and
h) Exchange Commission in all
i) material respects and in addition will
j) conduct its activities under this
k) Agreement in accordance with any
l) applicable regulations of any
m) governmental authority pertaining to
n) its investment advisory activities;
o) will report regularly to Manager and
p) to the Board of Trustees of the Fund
q) and will make appropriate persons
r) available for the purpose of
s) reviewing with representatives of
t) Manager and the Board of Trustees
u) on a regular basis at reasonable times
v) the management of the Fund,
w) including, without limitation, review
x) of the general investment strategies
y) of the Fund with respect to the
z) portion of the Funds portfolio
aa) allocated to the Sub-Adviser, the
bb) performance of the Funds investment
cc) portfolio allocated to the Sub-
dd) Adviser in relation to standard
ee) industry indices and general
ff) conditions affecting the marketplace
gg) and will provide various other
hh) reports from time to time as
ii) reasonably requested by Manager;
jj) will monitor the pricing of option
kk) contracts each day on which the
ll) Fund calculates a net asset value, to
mm) determine whether market
nn) movements between 4:00 p.m. and
oo) 4:15 p.m. indicate that it is necessary
pp) for the Fund to determine a fair value
qq) of such option contracts and will
rr) promptly notify the Manager of such
ss) evaluation provided that, this
tt) provision is not intended to limit the
uu) Sub-Advisers responsibility to
vv) promptly notify the Manager of
ww) market or security-specific
xx) events that have come to the
yy) attention of the Sub-Adviser, that
zz) could call into question the validity
aaa) of the pricing of one or more
bbb) securities in the Funds
ccc) portfolio; and
ddd) will prepare such books and
eee) records with respect to the
fff) Funds securities transactions for the
ggg) portion of the Funds
hhh) investment portfolio allocated
iii) to the Sub-Adviser as reasonably
jjj) requested by the Manager and will
kkk) furnish Manager and Funds
lll) Board of Trustees such periodic and
mmm) special reports as the Board
nnn) or Manager may reasonably request.
ooo) The Sub-Adviser is
ppp) prohibited from consulting
qqq) with any other sub-adviser of
rrr) the Fund or any other sub-adviser to
sss) a fund under common control with
ttt) the Fund concerning transactions of
uuu) the Fund in securities or other assets.
59. Representations of Manager.  Manager
60. hereby represents that it:
a) is registered as an investment adviser
b) under the Advisers Act and will
c) continue to be so registered for so
d) long as this Agreement remains in
e) effect;
f) is not prohibited by the 1940 Act or
g) the Advisers Act from performing
h) investment advisory services to the
i) Fund;
j) has met, and will continue to meet
k) for so long as this Agreement
l) remains in effect, any applicable
m) federal or state requirements, or the
n) applicable requirements of any
o) regulatory or industry self-regulatory
p) agency, or the applicable licensing
q) requirements for the use of any
r) trademarks necessary to be met in
s) order to perform investment advisory
t) services for the Fund; and
u) will immediately notify the Sub-
v) Adviser of the occurrence of any
w) event that would disqualify the
x) Manager from serving as an
y) investment adviser of an investment
z) company pursuant to Section 9 (a) of
aa) the 1940 Act or otherwise.
bb)

61. Representations of Sub-Adviser.  Sub-
62. Adviser hereby represents that it:
a) is registered as an investment adviser
b) under the Advisers Act and will
c) continue to be so registered for so
d) long as this Agreement remains in
e) effect;
f) is not prohibited by the 1940 Act or
g) the Advisers Act from performing
h) investment advisory services to the
i) Fund;
j) has met, and will continue to meet
k) for so long as this Agreement
l) remains in effect, any applicable
m) federal or state requirements, or the
n) applicable requirements of any
o) regulatory or industry self-regulatory
p) agency necessary to be met in order
q) to perform investment advisory
r) services for the Fund; and
s) will immediately notify the Manager
t) of the occurrence of any event that
u) would disqualify the Sub-Adviser
v) from serving as an investment
w) adviser of an investment company
x) pursuant to Section 9 (a) of the 1940
y) Act or otherwise.
63. Expenses.  During the term of this
64. Agreement, Sub-Adviser will pay all
65. expenses incurred by it in connection
66. with its activities under this Agreement
67. other than the cost of securities
68. (including brokerage commissions and
69. other related expenses) purchased for the
70. Fund.
71. Compensation.  For the services
72. provided and the expenses assumed
73. pursuant to this Agreement, Manager
74. will pay the Sub-Adviser, and the Sub-
75. Adviser agrees to accept as full
76. compensation therefor, a portfolio
77. management fee calculated based on the
78. Sub-Advisers allocation of Fund net
79. assets (including net assets attributable
80. to FundPreferred Shares and the
81. principal amount of any borrowings) in
82. accordance with the following schedule
83. from the date hereof through December
84. 31, 2006:
Daily Net Assets
Sub-Advisers Annual Fee
Rate
Up to $500 million
0.31500%
$500 million to
 $1 billion
0.30250%
$1 billion to $1.5 billion

0.29000%
$1.5 billion to $2 billion
0.27750%

In excess of $2 billion
0.26500%
and,
beginning on January 1, 2007, in
accordance with the following schedule:
Daily Net Assets
Sub-Advisers Annual Fee Rate
Up
to $500 million
0.30000%
$500 million to
$1 billion
0.28750%
$1 billion to
$1.5 billion
0.27500%
$1.5 billion to
 $2 billion
0.26250%
In excess of $2 billion
0.25000%

The portfolio management fee shall
accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund allocated to the Sub-Advisor, determined in the manner established by the Funds Board of Trustees, as of the close of business on the last preceding business day on which the Funds net asset value was determined.
For the month and year in which this
Agreement becomes effective or
terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.
Manager shall not agree to amend the
financial terms of the Expense
Reimbursement Agreement or the
Management Agreement to the detriment
of the Sub-Adviser by operation of this
Section 6 without the express written
consent of the Sub-Adviser.

85. Services to Others.  Manager
86. understands, and has advised Funds
87. Board of Trustees, that Sub-Adviser now
88. acts, or may in the future act, as an
89. investment adviser to other investment
90. portfolios including investment
91. companies, provided that whenever the
92. Fund and one or more other investment
93. advisory clients of Sub-Adviser have
94. available funds for investment,
95. investments suitable and appropriate for
96. each will be allocated in a manner
97. believed by Sub-Adviser to be equitable
98. to each.  Manager recognizes, and has
99. advised Funds Board of Trustees, that in
100.  some cases this procedure may
101. adversely affect the size of the
102. position that the Fund may obtain in
103. a particular security.  It is further
104. agreed that, on occasions when the
105. Sub-Adviser deems the purchase or
106. sale of a security to be in the best
107. interests of the Fund as well as other
108. accounts, it may, to the extent
109. permitted by applicable law, but will
110. not be obligated to, aggregate the
111. securities to be so sold or purchased
112. for the Fund with those to be sold or
113. purchased for other accounts in order
114. to obtain favorable execution and
115. lower brokerage commissions.  In
116. addition, Manager understands, and
117. has advised Funds Board of Trustees,
118. that the persons employed by Sub-
119. Adviser to assist in Sub-Advisers
120. duties under this Agreement will not
121. devote their full such efforts and
122. service to the Fund.  It is also agreed
123. that
124. the Sub-Adviser may use any
125. supplemental research obtained for
126. the benefit of the Fund in providing
127. investment advice to its other
128. investment advisory accounts or for
129. managing its own accounts.

130. Limitation of Liability. The Sub-

131. Adviser shall not be liable for, and

132. Manager will not take any action

133. against the Sub-Adviser to hold Sub-

134. Adviser liable for, any error of

135. judgment or mistake of law or for

136. any loss suffered by the Fund

137. (including, without limitation, by

138. reason

139. of the purchase, sale or retention of

140. any security) in connection with the

141. performance of the Sub-Advisers

142. duties under this Agreement, except

143. for a loss resulting from willful

144. misfeasance, bad faith or gross

145. negligence on the part of the Sub-

146. Adviser in the performance of its

147. duties under this Agreement, or by

148. reason of its reckless disregard of its

149. obligations and duties under this

150. Agreement.

151. Term; Termination; Amendment.

152. This Agreement shall become

153. effective with respect to the Fund on

154. the same date as the Management

155. Agreement between the Fund and the

156. Manager becomes effective,

157. provided that it has been approved by

158. a vote of a majority of the

159. outstanding voting securities of the

160. Fund in accordance with the

161. requirements of the 1940 Act, and

162. shall remain in full force until

163. August 1, 2006 unless sooner

164. terminated as hereinafter provided.

165. This

166. Agreement shall continue in force

167. from year to year thereafter with

168. respect to the Fund, but only as long

169. as such continuance is specifically

170. approved for the Fund at least

171. annually in the manner required by

172. the 1940 Act and the rules and

173. regulations thereunder; provided,

174. however, that if the continuation of

175. this Agreement is not approved for

176. the Fund, the Sub-Adviser may

177. continue to serve in such capacity for

178. the Fund in the manner and to the

179. extent permitted by the 1940 Act and

180. the rules and regulations thereunder.

This Agreement shall automatically
terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Manager on no less than sixty (60) days written notice to the Sub-Adviser.
This Agreement may be terminated at
any time without the payment of any
penalty by the Sub-Adviser on no less
than sixty (60) days written notice to the Manager. This Agreement may also be terminated by the Fund with respect to the Fund by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of such
Fund on no less than sixty (60) days
written notice to the Sub-Adviser by the Fund.
This Agreement may be terminated with
respect to the Fund at any time without
the payment of any penalty by the
Manager, the Board of Trustees or by
vote of a majority of the outstanding
voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action that results in a breach of the representations of the Sub-Adviser set forth herein.
The terms assignment and vote of a
majority of the outstanding voting
securities shall have the meanings set
forth in the 1940 Act and the rules and
regulations thereunder.
Termination of this Agreement shall not
affect the right of the Sub-Adviser to
receive payments on any unpaid balance
of the compensation described in Section
6 earned prior to the effective date of
such termination.  This Agreement shall
automatically terminate in the event the Management Agreement between the
Manager and the Fund is terminated,
assigned or not renewed.
181. Gateway Name.  Manager shall
182. furnish to Sub-Adviser all
183. prospectuses, proxy statements,
184. reports to shareholders, sales
185. literature or other material prepared for
186. distribution which refers to the Sub-
187. Adviser by name prior to the use
188. thereof.  Manager shall not use any
189. such
190.
191. materials if the Sub-Adviser
192. reasonably objects to such use.  This
193. paragraph shall survive the
194. termination of this Agreement.

195. Notice.  Any notice under this

196. Agreement shall be in writing,

197. addressed and delivered or mailed,

198. postage prepaid, to the other party
      If to the Manager:
      If to the Sub-Adviser:
Nuveen Asset Management Gateway
Investment Advisers, L.P.
	333 West Wacker Drive
	Rookwood Tower

 	Chicago, Illinois 60606 3805
Edwards Road, Suite 600

Cincinnati, Ohio 45209

      Attention:   John P. Amboian
      		Attention: Geoffrey
      Keenan



      With a copy to:

      Nuveen Investments, Inc.

	333 West Wacker Drive

      Chicago, Illinois 60606

      Attention: General Counsel


or such address as each such party may
designate for the receipt of such notice.
199. Limitations on Liability.  All parties
200. hereto are expressly put on notice of
201. the Funds Agreement and
202. Declaration of Trust and all
203. amendments thereto, a copy of which
204. is on file with the Secretary of the
205. Commonwealth of Massachusetts,
206. and the limitation of shareholder and
207. trustee liability contained therein.
208. The obligations of the Fund entered
209. in the name or on behalf thereof by
210. any of the Trustees, representatives
211. or agents are made not individually
212. but only in such capacities and are
213. not binding upon any of the Trustees,
214. officers, or shareholders of the Fund
215. individually but are binding upon only the assets and property of the Fund,
216. and persons dealing with the Fund
217. must look solely to the assets of the
218. Fund and those assets belonging to
219. the subject Fund, for the enforcement of
220. any claims.
221. Miscellaneous.  The captions in this
222. Agreement are included for
223. convenience of reference only and in
224. no way define or delimit any of the
225. provisions hereof or otherwise affect
226. their construction or effect. If any
227. provision of this Agreement is held
228. or made invalid by a court decision,
229. statute, rule or otherwise, the
230. remainder of this Agreement will not
231. be affected thereby. This Agreement
232. will be binding upon and shall inure
233. to the benefit of the parties hereto
234. and their respective successors.


235. Applicable Law.  This Agreement

236. shall be construed in accordance with

237. applicable federal law and (except as

238. to Section 9 hereof which shall be

239. construed in accordance with the

240. laws of Massachusetts) the laws of

241. the State of Illinois.

IN WITNESS WHEREOF, the Manager and
the Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.
NUVEEN ASSET MANAGEMENT, a Delaware corporation


By: /s/ Julia L. Antonatos_
Title:  Managing Director
GATEWAY INVESTMENT
ADVISERS, L.P., a Delaware limited partnership

By: _/s/ Walter G. Sall__
Title:  Chairman,
Gateway Investment Advisers, Inc.,
General Partner






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